EXHIBIT 10.109

THIRD AMENDMENT

TO THE

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

INCENTIVE DEFERRED COMPENSATION PLAN

Background Information

A.

State Auto Property & Casualty Insurance Company (the “Company”) previously adopted and maintains the State Auto Property & Casualty Insurance Company Incentive Deferred Compensation Plan (the “Plan”) for the benefit of a select group of high income and key associates.

B.	The Company desires to amend the Plan to clarify the selection of associates eligible to participate in the Plan and certain administrative provisions.

C.	Section B. of Article V of the Plan permits the Company to amend the Plan at any time.

Amendment of the Plan

The Plan is hereby amended effective January 1, 2011, as follows:

1.	The first sentence of Article II of the Plan is hereby amended to read as follows:

Selection of the Company’s associates eligible to participate in the Plan is within the sole discretion of the Company.

2.	The third sentence of Article II of the Plan is hereby amended to read as follows:

The Company will review and determine its selections each year.

3.	The fourth sentence of the first paragraph of Article III of the Plan is hereby amended to read as follows:

However, the Company may (a) open accounts with one or more investment companies selected by the Company, in its discretion, including from among those used as investment options under the Qualified Plan, (b) open accounts with one or more firms to hold common shares, without par value, of State Auto Financial Corporation, purchased in open market transactions (“STFC Shares”), and (c) invest funds subject to this Plan in such investment company account(s) or STFC Shares (collectively, the “investment options”) at their then current offering price.

4.	Article III of the Plan is hereby further amended by adding a new last paragraph to read as follows:

Notwithstanding the foregoing, any portion of a participant’s Deferred Amount, including applicable matching contributions, but no earnings, attributable to the participant’s election under the State Auto Insurance Companies Retirement Savings Plan (the “Savings Plan”) shall be transferred to the Savings Plan no later than the March 15th following the December 31st of the plan year to which such contributions relate and shall be invested in the investment options available under the Savings Plan, if different, according to the participant’s direction or the terms of the Savings Plan, as applicable.

5.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

BY:	/s/ James A. Yano
ITS:	VP, Secretary, General Counsel
DATE:	12-21-11

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